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Exhibit 99.1

FOR IMMEDIATE RELEASE

B&G Foods, Inc. Reports 2003 Fourth-Quarter And Full-Year Results

Parsippany, N.J., February 11, 2004—B&G Foods, Inc., a manufacturer and distributor of high-quality, shelf-stable branded food products, today announced fourth-quarter 2003 and full-year results.

Quarter Ended January 3, 2004 Compared to Quarter Ended September 27, 2003 and Year Ended January 3, 2004 Compared to Year Ended December 28, 2002.

Net sales in the fourth quarter were $101.2 million, up 21.5% compared to the $83.3 million in the prior quarterly period. For the 2003 fiscal year, net sales were $328.4 million, up 11.8% compared to net sales of $293.7 million for the fiscal year 2002.

Gross profit in the fourth quarter was $32.5 million, or 32.1% of net sales, compared to $26.1 million, or 31.3% of net sales, in the 2003 third quarter. For the year ended January 3, 2004, gross profit was $102.2 million, or 31.1% of net sales, compared to $90.0 million, or 30.6% of net sales, in the same prior year period.

Conference Call—B&G Foods, Inc. will hold a conference call on Thursday, February 12, 2004 at 10:30 a.m. (EST) to discuss this news release. The dial-in number for the conference call is (888) 390-5183 and the access password is "snow." A replay of the conference call will be available for a one-week period ending at 5:00 p.m. (EST) on Thursday, February 19. The telephone number for the replay is (800) 810-4033 and no access password is required.

About B&G Foods, Inc.

B&G Food and its subsidiaries manufacture, sell and distribute a diversified portfolio of high-quality, shelf-stable food products across the U.S., Canada and Puerto Rico. The company's products include Mexican-style sauces, pickles and peppers, hot sauces, wine vinegar, maple syrup, molasses, fruit spreads, pasta sauces, beans, spices, salad dressings, marinades, taco kits, salsas and taco shells. B&G Foods competes in the retail grocery, food service, specialty store, private label, club and mass merchandise channels of trade. Based in Parsippany, N.J, the company's products are marketed under many recognized brands, including Ac'cent, B&G, B&M, Brer Rabbit, Emeril's, Joan of Arc, Las Palmas, Maple Grove Farms of Vermont, Ortega, Polaner, Red Devil, Regina, San Del, Ac'cent Sa-Son, Trappey's, Underwood, Up Country Organics, Vermont Maid and Wright's.

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates" or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with the Securities and Exchange Commission.

Contacts:	Robert Cantwell
B&G Foods, Inc.
973-401-6500

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B&G FOODS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Dollars in thousands)

	Year ended
	December 28, 2002	January 3, 2004
Net sales	$293,677	$328,356
Cost of goods sold	203,707	226,174

Gross profit	89,970	102,182
Operating Expenses:
Sales, marketing and distribution expenses	35,852	39,477
General and administrative expenses	4,911	6,313
Management fees—related party	500	500
Environmental clean-up expenses	100	—

Operating income	48,607	55,892
Other expense:
Derivative gain	(2,524)	—
Interest expense	26,626	31,205

Income before income taxes	24,505	24,687
Provision for income taxes	9,260	9,519

Net income	$15,245	$15,168

B&G FOODS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Dollars in thousands)

	Fourth Quarter Ended
	December 28, 2002	January 3, 2004
Net sales	$78,717	$101,223
Cost of goods sold	55,923	68,699

Gross profit	22,794	32,524
Operating Expenses:
Sales, marketing and distribution expenses	9,370	13,258
General and administrative expenses	1,259	1,741
Management fees—related party	125	125
Environmental clean-up expenses	100	—

Operating income	11,940	17,400
Other expense:
Interest expense	6,839	7,982

Income before income taxes	5,101	9,418
Provision for income taxes	1,442	3,747

Net income	$3,659	$5,671

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  Exhibit 99.1